EXHIBIT 99.1

Filed by Orrstown Financial Services, Inc.

Commission File No.: 033-18888

Strategy + Execution = Success

Orrstown Financial Services, Inc.

Fourth Quarter Report • December 31, 2007

To Our Shareholders, Customers, and Friends:

The final quarter of 2007 produced total consolidated earnings of $3,048,000, an increase of 2.1% over the $2,984,000 reported for the same period in 2006. Primary earnings per share for the quarter were $.47 compared to $.46 for the fourth quarter last year. Net income for the full year ending December 31, 2007 was $12,558,000, an increase of 8% over the $11,632,000 earned during 2006. Primary earnings per share grew 4.3% from $1.87 during 2006 to $1.95 in 2007.

Total assets for the Company grew 9.4% during 2007 to $884,979,000 while loans increased 13.4% to $701,964,000. Deposits grew at a rate of 1.2% to $646,356,000. Total equity at the end of 2007 stood at $96,124,000, an increase of 7.5% over the amount recorded on December 31, 2006. Return on Average Assets, Return on Average Equity, and Return on Average Tangible Equity for the year 2007 were 1.50%, 13.64%, and 18.02%, respectively.

Dividends per share for the year amounted to $.82, an increase of 10.4% over the $.7428 paid for the year 2006. Based on the continued strong performance of the company, the Board of Directors approved a 2008 first quarter cash dividend of $.21 which is an increase of 5.0% over the dividend of $.20 paid for the same period in 2007. Per share amounts have been restated to reflect the 5% stock dividend declared in May 2007.

Orrstown Bank, the Company’s subsidiary, continues to benefit from the Reward Checking product that was rolled out in May 2007. Since the inception date of offering this unique product, we have opened a significant number of new customer relationships. During 2008 we expect the popularity of this product to continue. If you want to earn an above market interest rate and benefit from free ATM usage nationwide, Reward Checking is for you!

The problems associated with the subprime lending crisis continue to plague the financial industry. However, it is important to point out that this national issue was not caused by community banks like Orrstown. The simple fact is that if home buyers had obtained their mortgage through insured depository institutions instead of mortgage brokers and other service vendors, most people would not be facing the problems that so many are encountering today. Orrstown has not made subprime loans in the past and certainly does not intend to in the future.

We expect the current downward trend in the economy to continue during 2008 which will create earnings pressure on most financial institutions. However, we remain confident of our success and will do everything we can to maintain our position as one of the best performing financial institutions in the country.

The 2007 Annual Report, which will be issued in April, will contain detailed information about last year’s results. I encourage you to review the report in its entirety. Thank you for your continued interest in this exceptional Company!

Kenneth R. Shoemaker
President and CEO

Consolidated Balance Sheets

(Unaudited)	December 31,
(Dollars in thousands, except per share)	2007	2006
ASSETS
Cash and due from banks	$17,625	$20,730
Federal funds sold	808	18,404
Interest bearing deposits with banks	231	895
Investment securities	96,355	91,393
Loans	701,964	618,827
Less: allowance for loan losses	(6,141)	(5,520)
Net loans	695,823	613,307
Premises and equipment, net	25,980	19,852
Goodwill and intangible assets	21,368	21,567
Cash surrender value of life insurance	16,067	15,573
Accrued interest receivable	3,490	3,279
Other assets	7,232	4,031
Total assets	$884,979	$809,031
LIABILITIES
Deposits:
Non-interest bearing	$91,365	$85,420
Interest bearing	554,991	553,299
Total deposits	646,356	638,719
Short term borrowings	58,130	41,703
Long term debt	75,903	32,440
Accrued interest payable	1,172	1,094
Other liabilities	7,294	5,687
Total liabilities	788,855	719,643
SHAREHOLDERS’ EQUITY
Common stock	336	320
Additional paid-in capital	82,488	72,023
Retained earnings	13,868	16,934
Accumulated other comprehensive income	567	507
Treasury stock	(1,135)	(396)
Total shareholders’ equity	96,124	89,388
Total liabilities and shareholders’ equity	$884,979	$809,031

Market Makers

Ferris, Baker Watts, Inc.	Ryan, Beck & Co., Inc.	Boenning & Scattergood, Inc.
1405 McFarland Road	18 Columbia Turnpike	Four Tower Bridge
Pittsburgh, PA 15216	Florham Park, NJ 07932	200 Barr Harbor Drive, Suite 300
877.282.1941	800.342.2325	West Conshohocken, PA 19428
800.883.1212
Janney Montgomery Scott, LLC
1801 Market Street
10th Floor
Philadelphia, PA 19103
800.526.6397

Certain statements in this report may constitute “forward looking statements” under the Private Securities Litigation Reform Act of 1995, which involve risk and uncertainties. Orrstown Financial’s actual results may differ significantly from the results discussed in such forward-looking statements. Factors that might cause such a difference include, but are not limited to, economic conditions, competition in the geographic and business areas in which Orrstown Financial conducts its operations, fluctuations in interest rates, credit quality, and government regulation.

Consolidated Statements of Income

(Unaudited)	3 Months Ended December 31,		12 Months Ended December 31,
(Dollars in thousands, except per share)	2007	2006	2007	2006
INTEREST INCOME
Interest and fees on loans	$12,650	$11,411	$48,329	$40,086
Interest and dividends on investment securities	1,167	1,025	4,167	3,746
Interest on short term investments	54	153	610	956
Total interest and dividend income	13,871	12,589	53,106	44,788

INTEREST EXPENSE
Interest on deposits	4,557	4,408	18,649	14,189
Interest on short term borrowings	573	547	2,295	1,877
Interest on long term debt	826	315	2,042	1,305
Total interest expense	5,956	5,270	22,986	17,371

Net interest income	7,915	7,319	30,120	27,417
Provision for loan losses	510	282	750	390
Net interest income after provision	7,405	7,037	29,370	27,027

Securities gains / (losses)	—	2	58	41
Other income	3,469	3,024	13,248	11,042
Other expense	6,607	5,865	24,921	21,628
Income before income tax	4,267	4,198	17,755	16,482
Income tax expense	1,219	1,214	5,197	4,850
Net income	$3,048	$2,984	12,558	11,632

PER SHARE DATA*
Basic earnings per share	$0.47	$0.46	$1.95	$1.87
Diluted earnings per share	$0.45	$0.44	$1.86	$1.79
Dividends per share	$0.21	$0.19	$0.82	$0.7428

PERFORMANCE STATISTICS
Return on average assets	1.38%	1.48%	1.50%	1.61%
Return on average tangible assets	1.43%	1.54%	1.56%	1.66%
Return on average equity	12.75%	13.44%	13.64%	15.10%
Return on average tangible equity	16.69%	18.06%	18.02%	18.98%

*	All per share amounts have been restated to give retroactive recognition to the 5% stock dividend paid on June 15, 2007.

2007 Common Stock Information

	Market Price			Quarterly Dividend
	High	Low	Close
First Quarter	$36.19	$33.67	$33.81	$0.20
Second Quarter	35.60	31.00	32.78	0.20
Third Quarter	33.40	28.00	31.74	0.21
Fourth Quarter	34.00	30.00	30.00	0.21

Total Trust Assets $415 Million

Board of Directors

Dr. Anthony F. Ceddia	Gregory A. Rosenberry	John S. Ward	DIRECTORS EMERITI
President Emeritus,	President & General Partner,	President, Modern
Shippensburg University	Rosenberry Family Limited	Transit Partnership;	Richard M. Diffenbaugh
	Partnership	Retired, Chief Clerk of	Eldon E. Funk
Jeffrey W. Coy		Cumberland County	Frank S. Heberlig
Vice Chairman of the Board	Kenneth R. Shoemaker		Robert T. Henry
Commissioner,	President and CEO,	Peter C. Zimmerman	William O. Hykes
PA Gaming Control Board	Orrstown Bank	Executive Vice President and	Galen L. Myers
		Senior Operations Officer,	Raymond I. Pugh
Andrea Pugh	Glenn W. Snoke	Orrstown Bank
Self-Employed,	President, Snoke’s Excavating
PharmCare Consultants, LLC	and Paving, Inc.	Joel R. Zullinger
Chairman of the Board,
	Denver L. Tuckey	Attorney-at-Law,
	Secretary of the Board,	Zullinger Davis, P.C.
Retired, Tuckey Mechanical
Services, Inc.

Executive Officers

Kenneth R. Shoemaker	Philip E. Fague	Bradley S. Everly	Jeffrey W. Embly
President and	Executive Vice President	Senior Vice President,	Senior Vice President
Chief Executive Officer	and Treasurer	Assistant Secretary and
Chief Financial Officer
Peter C. Zimmerman
Executive Vice President

Office Locations

CAMP HILL	CHAMBERSBURG	HAGERSTOWN	NEW BLOOMFIELD
Market Street Office*	Norland Avenue Office*	Hagerstown Office*	New Bloomfield Office*
3045 Market Street	625 Norland Avenue	201 S. Cleveland Avenue	1 South Carlisle Street
Camp Hill, PA 17011	Chambersburg, PA 17201	Hagerstown, MD 21740	New Bloomfield, PA 17068
717.612.1220	717.262.4290	301.739.5024	717.582.8188

CARLISLE	Lincoln Way Office*	MECHANICSBURG	ORRSTOWN
Hanover Street Office*	1725 Lincoln Way East	Silver Spring Office*	Orrstown Office*
22 South Hanover Street	Chambersburg, PA 17202	3 Baden Powell Lane	3580 Orrstown Road
Carlisle, PA 17013	717.262.0023	Mechanicsburg, PA 17050	Orrstown, PA 17244
717.241.2001		717.791.2780	717.530.2630
	Orchard Drive Office*
Stonehedge Office*	1355 Orchard Drive	Simpson Ferry Office*	SHIPPENSBURG
427 Village Drive	Chambersburg, PA 17201	1110 East Simpson Street	King Street Office*
Carlisle, PA 17015	717.263.7246	Mechanicsburg, PA 17055	77 East King Street
717.240.0801		717.697.9002	Shippensburg, PA 17257
	DUNCANNON		717.530.3530
North Middleton Office*	Duncannon Office *	NEWPORT
2250 Spring Road	403 North Market Street	Main Office*	Lurgan Avenue Office
Carlisle, PA 17013	Duncannon, PA 17020	Center Square	121 Lurgan Avenue
717.243.5844	717.834.3137	Newport, PA 17074	Shippensburg, PA 17257
		717.567.3414	717.530.2640
Seven Gables Office*	GREENCASTLE
1 Giant Lane	Greencastle Office*	Red Hill Office*	SPRING RUN
Carlisle, PA 17013	308 Carolle Street	18 Newport Plaza	Fannett-Metal Office*
717.258.1129	Greencastle, PA 17225	Newport, PA 17074	16400 Path Valley Road
	717.593.9428	717.567.6555	Spring Run, PA 17262
			717.349.7895

*	ATM Availability

717.530.3530 or 1.888.ORRSTOWN • www.orrstown.com